UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 2, 2007

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Pursuant to the Asset Acquisition Agreement among SuperGen, Inc. (“SuperGen”), EuroGen Pharmaceuticals, Ltd. (“EuroGen”) and Mayne Pharma plc (“Mayne”) dated November 25, 2006, on April 2, 2007 SuperGen and EuroGen completed the sale of the worldwide rights (excluding North America), to Nipent® (pentostatin for injection) to Mayne.

Nipent is a drug currently approved as a single-agent treatment for patients with hairy cell leukemia in the United States and certain countries in Europe.  Last year, on August 22, 2006, SuperGen completed a sale which included the North American rights to Nipent to Mayne.

The maximum aggregate consideration for the sale is approximately $8.0 million.  Mayne paid SuperGen and EuroGen $3,750,000, plus the carrying value of inventory on hand in the amount of $388,555, at closing.  The remaining payments, other than a $250,000 indemnification holdback and a $1.0 million supply holdback, are guaranteed but will be paid over the next five years, on each anniversary of the closing date.

Item 9.01.   Financial Statements and Exhibits.

(b)   Pro forma financial information

The unaudited pro forma combined condensed financial statements, including the statement of operations for the year ended December 31, 2006 and the balance sheet as of December 31, 2006, are attached as Exhibit 99.1 hereto and incorporated in their entirety herein by reference.

(d)   Exhibits

Exhibit No.	Description

2.1	Asset Acquisition Agreement, dated November 25, 2006, among Mayne Pharma plc, SuperGen, Inc. and EuroGen Pharmaceuticals, Ltd.*

99.1	Unaudited pro forma combined condensed financial statements, including the statement of operations for the year ended December 31, 2006 and the balance sheet as of December 31, 2006.

* Previously filed on SuperGen’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ Michael Molkentin
Michael Molkentin
Chief Financial Officer

Date:  April 6, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Acquisition Agreement, dated November 25, 2006, among Mayne Pharma plc, SuperGen, Inc. and EuroGen Pharmaceuticals, Ltd.*

99.1	Unaudited pro forma combined condensed financial statements, including the statement of operations for the year ended December 31, 2006 and the balance sheet as of December 31, 2006.

* Previously filed on SuperGen’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2006.